                                                                    Exhibit r(3)

                           PERSONAL INVESTMENT POLICY
                                       FOR
                            SALOMON SMITH BARNEY INC.
                        IN CONNECTION WITH ITS ACTIVITY
                                AS DISTRIBUTOR OF
                     CERTAIN REGISTERED INVESTMENT COMPANIES

Salomon Smith Barney Inc. ("SSB") has adopted this policy on securities transactions in order to provide policies and procedures consistent with Rule 17j-1 under the Investment Company Act of 1940 to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by those U.S. registered investment companies ("Funds") advised or managed by SSB Citi Asset Management Group ("SSB Citi") for which SSB acts as distributor. All directors and officers of SSB who, in the ordinary course of business, make, participate in or obtain information regarding, the purchase or sale of securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of securities and who are not subject to the SSB Citi Personal Investment Policy are Covered Persons under this policy.

I. Statement of Principles - The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions. All personal securities transactions by Covered Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While this policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.

     Covered Persons are reminded that they also are subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB restricted list, the receipt of gifts and service as a director of a publicly traded company. Covered Persons are also reminded that they are subject to the general SSB policy on Personal Account Transactions and are required to adhere to the provisions in that policy. In the event of a conflict between any provision of this policy and an equivalent provision of the SSB policy on Personal Account Transactions, the more restrictive provision will apply. Covered Persons must never trade in a security or commodity while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the Covered Person has satisfied all other requirements of this policy.

     The reputation of SSB and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.

/1/ The investment advisory entities of SSB Citi covered by this policy include:
    Salomon Brothers Asset Management Inc.; SSB Citi Fund Management LLC; Smith Barney Asset Management Division of Salomon Smith Barney Inc.; Travelers Investment Management Company; and the Citibank Global Asset Management Division of Citibank, N.A. and Citicorp Trust, N.A.-California.

II. Applicability - Each Covered Person must comply with all of the provisions of this policy. The personal investment policies, procedures and restrictions referred to herein also apply to a Covered Person's spouse and minor children. The policies also apply to any other account over which the Covered Person is deemed to have beneficial ownership. This includes: accounts of any immediate family members sharing the same household as the Covered Person; accounts of persons or other third parties for whom the Covered Person exercises investment discretion or gives investment advice; a legal vehicle in which the Covered Person has a direct or indirect beneficial interest and has power over investment decisions; accounts for the benefit of a third party (e.g., a charity) which may be directed by the Covered Person (other than in the capacity of an employee); and any account over which the Covered Person may be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

     These policies place certain restrictions on the ability of a Covered Person to purchase or sell securities that are being or have been purchased or sold by the Funds. The restrictions also apply to securities that are "related" to a security being purchased or sold by the Funds. A "related security" is one whose value is derived from the value of another security (e.g., a warrant, option or an indexed instrument).

     Securities are defined as stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security."

III. Enforcement - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document. SSB takes seriously its obligation to monitor the personal investment activities of its employees. Any violation of this policy by Covered Persons will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment.

IV. Opening and Maintaining Employee Accounts - All employee brokerage accounts, including spouse accounts, accounts for which the Covered Person is deemed to have beneficial ownership, and any other accounts over which the Covered Person and/or spouse exercise control, must be maintained either at SSB or at Citicorp Investment Services ("CIS")./2/ For spouses or other persons who, by reason of their employment, are required to conduct their securities, commodities or other financial transactions in a manner inconsistent with this policy, or in other exceptional circumstances, Covered Persons may submit a written request for an exemption to the SSB Citi Compliance Department. If approval is granted, copies of trade confirmations and monthly statements must be sent to the SSB Citi Compliance Department. In addition, all other provisions of this policy will apply.

V. Excluded Accounts and Transactions - The following types of accounts/transactions need not be maintained at SSB or CIS, nor are they subject to the other restrictions of this policy:



This requirement will become effective as to all employees on a date to be determined by the Compliance Department and may be subject to a phase-in implementation process.

          1. Accounts at outside mutual funds that hold only shares of open-end funds purchased directly from that fund company. Note: transactions relating to closed-end funds are subject to the pre-clearance, blackout period and other restrictions of this policy;

          2. Estate or trust accounts in which a Covered Person or related person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the Covered Person with regard to investment decisions prior to execution. The Covered Person must direct the trustee/bank to furnish copies of confirmations and statements to the SSB Citi Compliance Department;

          3. Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from SSB and CIS if (i) the Covered Person receives permission from the SSB Citi Director of Compliance, and
               (ii) there is no communication between the manager and the Covered Person with regard to investment decisions prior to execution. The Covered Person must designate that copies of trade confirmations and monthly statements be sent to the SSB Citi Compliance Department;

          4. Covered Persons may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Covered Persons must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Covered Persons also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the SSB Citi Compliance Department; and

          5. In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: open-ended mutual funds; open-end unit investment trusts; U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g. Ginnie Maes) that are direct obligations of the U.S. government; bankers acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

VI. Securities Holding Period/Short-Term Trading - Securities transactions must be for investment purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty (60) calendar days, calculated on a First In, First Out (FIFO) basis (i.e., the security may be sold on the 61st day). Citigroup securities received as part of a Covered Person's compensation are not subject to the 60-day holding period. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of the SSB Citi Director of Compliance, and only in rare and/or unusual circumstances, a Covered Person may execute ,a short-term trade that results in a significant loss or in break-even status.

VII. Pre-Clearance - Covered Persons must pre-clear all personal securities transactions (see Section V for a listing of accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance form is attached as Exhibit B. In addition, Covered Persons are prohibited from engaging in more than twenty (20) transactions in any calendar month, except with the prior written approval from the SSB Citi Director of Compliance. A transaction must not be executed until the Covered Person has received the necessary approval. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, Covered Persons must describe in detail any factors that might be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be unwound at the Covered Person's expense, and the Covered Person will be required to absorb any resulting loss and to disgorge any resulting profit.

VIII. Blackout Periods - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a Fund. In addition, a Covered Person may not buy or sell any securities for personal accounts on the same day that a Fund about which the Covered Person is likely to have trading or portfolio information (as determined by the SSB Citi Compliance Department) trades in that security.

          Any violation of the foregoing provision will require the Covered Person's trade to be unwound, with the Covered Person absorbing any resulting loss and disgorging any resulting profit. Please be reminded that, regardless of the provisions set forth above, all employees are always prohibited from effecting personal securities transactions based on material, non-public information.

          Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or NASDAQ. Note: Pre-clearance is still required. Under certain circumstances, the SSB Citi Compliance Department may determine that a Covered Person may not rely upon this "Large Cap/De Minimis" exemption. In such a case, the Covered Person will be notified prior to or at the time the pre-clearance request is made.

IX. Prohibited Transactions - The following transactions by Covered Persons are prohibited without the prior written approval from the SSB Citi Compliance Director:

               1.   The purchase of private placements; and

               2. The acquisition of any securities in an initial public offering (new issues of municipal debt securities may be acquired subject to the other requirements of this policy (e.g., pre-clearance).)

X. Transactions in Options and Futures - Covered Persons may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60-day holding period. However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.

XI. Prohibited Recommendations - No Covered Person shall recommend or execute any securities transaction by any Fund without having disclosed, in writing, to SSB Citi's Chief Investment Officer, or designee, any direct or indirect interest in such securities or issuers, except for those securities purchased pursuant to the "Large Cap/De Minimis" exemption described in Section VIII above. Prior written approval of such recommendation or execution also must be received from the Chief Investment Officer, or designee. The interest in personal accounts could be in the form of:

          1. Any direct or indirect beneficial ownership of any securities of such issuer;

          2.   Any contemplated transaction by the person in such securities;

          3.   Any position with such issuer or its affiliates; or

          4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

XII. Transactions in Citigroup Securities - Unless a Covered Person is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the Covered Person may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.

          Covered Persons whose jobs are such that they know about Citigroup's quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the "blackout periods" beginning on the first day of a calendar quarter and ending on the second business day following the release of earnings for the prior quarter.

          Stock option exercises are permitted during a blackout period (but the simultaneous exercise of an option and sale of the underlying stock is prohibited). With regard to exchange traded options, no transactions in Citigroup options are permitted except to close or roll an option position that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual's private foundation may not sell donated Citigroup common stock during the blackout period. "Good `til cancelled" orders on Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

          No Covered Person may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. In addition, please note that Covered Persons may not engage in the following transactions:

          .    Short sales of Citigroup securities;

          + Purchases or sales of options ("puts" or "calls") on Citigroup securities, except writing a covered call at a time when the securities could have been sold under this policy;

          +    Purchases or sales of futures on Citigroup securities; or

          + Any transactions relating to Citigroup securities that might reasonably appear speculative.

               The number of Citigroup shares a Covered Person is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the Covered Person has given instructions to purchase the shares of Citigroup. Thus, Covered Persons are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

               Contributions into the firm's 401(k) Plan are not subject to the restrictions and prohibitions described in this policy.

XIII. Acknowledgement and Reporting Requirements - All new Covered Persons must certify that they have received a copy of this policy, and have read and understood its provisions.
      In addition, all Covered Persons must:

          1. Acknowledge receipt of the policy and any modifications thereof, in writing (see Exhibit C for the form of Acknowledgement);

          2. Within 10 days of becoming a Covered Person, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (Covered Persons must also disclose any new brokerage relationships whenever established). Such information should be provided on the form attached as Exhibit D;

          3. Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions (Note: this requirement may be satisfied through the transmission of automated feeds);

          4. Within 10 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts (Note: this requirement may be satisfied through the transmission of automated feeds);

          5. Submit an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations (Note: this requirement may be satisfied through the transmission of automated feeds or the regular receipt of monthly brokerage statements); and

          6. Certify on an annual basis that he/she has read and understood the policy, complied with the requirements of the policy and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the policy.

      Disclaimer of Beneficial Ownership - The reports described in Items 4 and 5 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial ownership in the securities to which the reports relate.

XIV. Handling of Disgorged Profits - Any amounts that are paid/disgorged by a Covered Person under this policy shall be donated by SSB to one or more charities. Amounts donated may be aggregated by SSB and paid to such charity or charities at the end of each year.

XV. Confidentiality - All information obtained from any Covered Person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XVI. Other Laws, Rules and Statements of Policy - Nothing contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or any statement of policy or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

XVII. Retention of Records - All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the 1940 Act. The SSB Citi Compliance Department shall have the responsibility for maintaining records created under this policy.

XVIII. Monitoring - SSB takes seriously its obligation to monitor the personal investment activities of its employees and to review the periodic reports of all Covered Persons. Employee personal investment transaction activity will be monitored by the SSB Citi Compliance Department. All noted deviations from the policy requirements will be referred back to the employee for follow-up and resolution (with a copy to be supplied to the employee's supervisor).

XIX. Exceptions to the Policy - Any exceptions to this policy must have the prior written approval of the SSB Citi Director of Compliance. Any questions about this policy should be directed to the SSB Citi Compliance Department.

XX. Board Review - Fund Management and SSB shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

XXI. Amendments - Unless otherwise noted herein, this policy shall become effective as to all Covered Persons on July 5, 200O. This policy may be amended from time to time by the SSB Citi Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.

July 5, 2000

EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

     1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

          "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2. Your interest as a general partner in Securities held by a general or limited partnership.

     3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

     1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     2.   Your ownership of a vested interest in a trust.

     3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder

                       SALOMON SMITH BARNEY INC. ("SSB")               EXHIBIT B
                     COVERED PERSON TRADE PRE-APPROVAL FORM
                                    (PAGE 1)

  Instructions:

  Covered Persons are required to submit this form to the Compliance Department of SSB Citi Asset Management Group ("SSB Citi") prior to placing a trade. The Compliance Department will notify the Covered Person as to whether or not pre-approval is granted. Pre-approval is effective only on the date granted.

I.       Covered Person Information
-----------------------------------------------------------------------------------------------------------------------------
Covered Person Name:                                                     Phone Number:
-----------------------------------------------------------------------------------------------------------------------------
Account Title:
-----------------------------------------------------------------------------------------------------------------------------
Account Number:
-----------------------------------------------------------------------------------------------------------------------------
Fund(s) for which employee is a Covered Person:

-----------------------------------------------------------------------------------------------------------------------------
II.      Security Information
-----------------------------------------------------------------------------------------------------------------------------
                                            IPO         0 Yes  0 No        Private Placement               0 Yes  0  No
-----------------------------------------------------------------------------------------------------------------------------
Security Name      Security Type-e.g.,     Ticker     Buy/Sell      If Sale, Date First        No.          Large Cap
                   common stock, etc.                                   Acquired/1/        Shares/Units     Stock?/2/
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

III.     Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any Fund managed by SSB Citi. I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.


Signature                                  Date
         --------------------------------      ---------------------------------

-----------------------------------------------------------------------------------------------------------------------------
For Use By the Compliance Department
=============================================================================================================================

Are Securities Restricted?     0 Yes  0 No      Pre-approval Granted?    0 Yes 0 No        Reason not granted:

-----------------------------------------------------------------------------------------------------------------------------

Compliance Department Signature:                                         Date:             Time:
-----------------------------------------------------------------------------------------------------------------------------

1.   All securities sold must have been held for at least 60 days.

2. For purposes of SSB's personal trading policies, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

                           Personal Investment Policy                  EXHIBIT C
                                       For
                            Salomon Smith Barney Inc.
                 In Connection With Its Activity As Distributor
                                       Of
                     Certain Registered Investment Companies

                                 ACKNOWLEDGMENT

I acknowledge that I have received and read the Personal Investment Policy For Salomon Smith Barney Inc. in connection with its activity as Distributor of Certain Registered Investment Companies dated July 5, 2000. I understand the provisions of the Personal Investment Policy as described therein and agree to abide by them.

          Covered Person Name (Print):
                                      --------------------
          Signature:
                                 --------------------
          Date:
                                 --------------------


--------------------------------------------------------------------------------
Social Security                            Date of Hire:
Number:
================================================================================
Job Function &                             Supervisor:
Title:
--------------------------------------------------------------------------------
Location:
--------------------------------------------------------------------------------
Floor and/or Zone:                         Telephone
                                           Number:
--------------------------------------------------------------------------------


NASD Registered Employee (Please check one)                       0     Yes    0     No
------------------------------------------------------------------------------------------
If registered, list Registration \ License:
------------------------------------------------------------------------------------------


This Acknowledgment form must be completed and returned to the SSB Citi Asset Management Group Compliance Department of Salomon Smith Barney Inc., 7 World Trade Center, 30th floor, New York, NY 10048.

                                                                       EXHIBIT D

              Salomon Smith Barney Inc. Personal Investment Policy
  Financial Services Firm Disclosure and Initial Report of Securities Holdings

This report must be signed, dated and returned within 10 days of employment to the Compliance Department of Salomon Smith Barney Inc., 7 World Trade Center, 30th Floor

--------------------------------------------------------------------------------
Covered Person Name:                           Date of Employment:
                    ------------------------                      --------------

--------------------------------------------------------------------------------
Brokerage Accounts:
 [_] I do not have a beneficial interest in any account(s) with any financial services firm.

 [_] I maintain the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

----------------------------------------------------------------------------------------------

Name of Financial Service(s) Firm and Address         Account Title          Account Number
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-ended mutual funds and U.S. Government securities if:

..   You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.

..   Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements).

----------------------------------------------------------------------------------------------------------
Title of Security   Ticker Symbol   # of Shares    Principal Amt.    Held Since    Financial Services Firm
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

[_]     I have no securities holdings to report.

I certify that I have received the Salomon Smith Barney Inc. Personal Investment Policy and have read it and understood its contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.

Signature:                                    Date of Signature:
          ----------------------------------                    ----------------

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